UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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Warwick Valley Telephone Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WARWICK VALLEY TELEPHONE COMPANY
47 Main Street
Warwick, New York 10990

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
April 27, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Warwick Valley Telephone Company (the “Company”) will be held at 2:00 p.m., local time, on Friday, April 27, 2007 (the “Meeting”), at the Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, NY 10924, for the following purposes, which are more fully discussed in the accompanying Proxy Statement:

I.	To fix the number of Directors at nine until the next Annual Meeting of Shareholders, to elect three Class II Directors of the Company, and to elect one Director to fill the remaining term of the Class III directorship formerly held by Corinna S. Lewis;

II.	To approve the selection of WithumSmith+Brown, P.C. as the Company’s independent accountants for the year ending December 31, 2007;

III.	To act upon two Shareholder Proposals; and

IV.	To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

For reasons explained in the accompanying Proxy Statement, the Board of Directors recommends you vote:

•	FOR fixing the number of Directors at nine;

•	FOR the Director nominees;

•	FOR the approval of WithumSmith+Brown, P.C. as the Company’s independent accountants; and

•	AGAINST both of the Shareholder Proposals.

The holders of the Common Shares of the Company of record at the close of business on March 12, 2007 will be entitled to vote on each of the above matters.

PLEASE FILL OUT, SIGN AND RETURN THE WHITE PROXY CARD. If you have any questions, please call our Shareholder Relations Department at (845) 986-2223.

IF YOU PLAN TO ATTEND:
Please note that attendance will be limited to shareholders. Admission will be on a first-come, first-served basis. Registration will begin at 1:00 p.m., and seating will begin at 1:30 p.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Persons entitled to vote shares held by partnerships, corporations, trusts and other entities must show evidence of that entitlement. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By Order of the Board of Directors,

Zigmund C. Nowicki, Jr., Secretary
April 3, 2007

PROXY STATEMENT

Proxy Statement — Annual Meeting of Shareholders
Warwick Valley Telephone Company

April 3, 2007

This Proxy Statement is furnished to shareholders in connection with a solicitation of proxies by the Board of Directors of Warwick Valley Telephone Company (the “Company” or “WVT”), to be used at the Annual Meeting of Shareholders of the Company which will be held at 2:00 p.m., local time, on Friday, April 27, 2007, at the Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, NY 10924, and at any adjournments thereof (the “Meeting”), for the purposes set forth in the preceding notice of the Annual Meeting of Shareholders.

How to Vote

Each properly executed proxy received in time for the Meeting will be voted in the manner set forth in this Proxy Statement unless the shareholder specifically directs otherwise. In that case, the applicable proxy will be voted as directed. If an enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time by delivering a notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company before the proxy is voted.

Participants in the Warwick Valley Telephone Company 401(k) Plan whose accounts hold Common Shares, by completing and returning their respective proxy cards, direct the trustee for the Plan to vote the shares allocated to their 401(k) Plan Account as indicated in those proxy cards at the Meeting of Shareholders or any adjournment thereof. Any Common Shares in a 401(k) Plan Account for which no instruction is received will be voted by the Trustee for the Plan proportionally based upon the votes cast by other plan account holders whose accounts hold Common Shares.

Who May Vote

At the close of business on March 12, 2007, the record date for the Meeting, the Company had outstanding 5,351,780 Common Shares, $0.01 par value. Only holders of record as of the record date will be entitled to vote on the matters to be considered at the Meeting or any adjournments thereof. Each holder of Common Shares is entitled to one vote on all matters for each Common Share held.

Quorum

A quorum must be present for Directors to be elected and for the Shareholder Proposals to be voted upon. A quorum is present if the holders of record of a majority of the Common Shares issued and outstanding and entitled to vote are present in person or represented by proxy.

Counting the Votes

Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as tellers for the Meeting. The tellers will treat shares represented by proxies that reflect abstentions or broker “non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting but not as votes cast. Broker non-votes are shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which the broker or nominee does not have discretionary power to vote on a particular matter. See Voting by Brokers below.

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Voting by Brokers

If you own your shares through a broker and do not provide your broker with specific voting instructions, your broker will have the discretion under the rules governing it to vote your shares on routine matters but not otherwise. As a result, your broker may exercise discretion to vote your shares with respect to fixing the number of directors, the election of directors and the ratification of independent accountants, because these are considered routine matters. Your broker will not have the authority to exercise discretion to vote your shares with respect to the Shareholder Proposals because they are not considered to be routine matters.

Votes Needed

Pursuant to the Company’s By-Laws, the election of any director requires an affirmative vote of a plurality. Approval of all other matters, if any, including a Shareholder Proposal, which could come before the Meeting, requires a majority of the votes of the Company’s Common Shares represented at the Meeting in person or by proxy and entitled to vote and voting on that proposal.

Delivery of Annual Report

The Company is sending only one Annual Report and Proxy Statement to eligible shareholders who share a single address unless the Company has received instructions to the contrary from any shareholders at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Zigmund C. Nowicki, Jr. at Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990, (845) 986-8080. The Company hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report or Proxy Statement, as applicable, upon such request. Eligible shareholders of record receiving multiple copies of the Company’s Annual Report and Proxy Statement can request householding by contacting the Company in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

The Annual Report to Shareholders for the fiscal year ended December 31, 2006, including financial statements and other matters contained in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K, was mailed together with this Proxy Statement to all shareholders of record. Such report is not part of the proxy soliciting material.

Soliciting Votes

The Company has retained the services of Morrow & Co., Inc. (“MCO”), an outside proxy solicitation firm. MCO will solicit proxies from brokers, banks, nominees and individual holders of record. The estimated cost of this solicitation is less than $10,000 plus customary expenses. In addition, proxies may be solicited by officers, directors, and regular employees of the Company by mail, personally, by telephone, by fax, or by e-mail.

Mailing Date

The approximate date on which this Proxy Statement and accompanying form of proxy are first being sent to shareholders is April 3, 2007.

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I. Determination of Number of Directors and Election of Directors

Fixing Number of Directors

Pursuant to the Company’s By-Laws, the size of the Company’s Board of Directors is fixed at each Annual Meeting of Shareholders until the next Annual Meeting of Shareholders. The Company’s Board of Directors recommends a vote in favor of fixing the size of the Board of Directors of the Company at nine until the next Annual Meeting of Shareholders and (unless otherwise instructed therein) the persons named in the enclosed proxy will vote such proxy FOR such proposal.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL BY THE HOLDERS OF COMMON SHARES.

Classes of the Board of Directors

The Company’s By-Laws provide that the Board of Directors of the Company shall be divided into three classes of at least three Directors each. Such classes are designated “Class I,” “Class II” and “Class III.” The Directors in each Class are elected in alternating years for three-year terms.

Filling Vacancies Created Through Resignation

The Company’s By-Laws provide that the Board of Directors by majority vote may choose a successor or successors to fill a directorship that has become vacant by resignation. Any director chosen in this circumstance by the Board to fill an existing vacancy may hold office until the next Annual Meeting of Shareholders and until his successor shall be duly elected and qualified.

As of March 14, 2007, Thomas H. Gray was elected by the Board to fill the Class III vacancy created by the resignation of Mrs. Corinna S. Lewis. Mr. Gray was recommended by a non-management director and proposed by the Governance and Nominating Committee after it reviewed several candidates. He accepted his election on March 15, 2007. Under the New York Business Corporation Law, any Director elected by the Board to fill a vacancy must be voted upon by the holders of the Company’s Common Shares at the next Annual Meeting of Shareholders after his or her election.

Election of Class II Directors

At the Meeting three Directors will be elected to Class II for terms which will last until the 2010 Annual Meeting of Shareholders (and until their respective successors shall have been elected and qualified).

Unless authority for one or more of the nominees is specifically withheld according to the instructions, the enclosed proxy will be voted FOR the election of each of the three nominees named below to the position of Director.

Jeffrey D. Alario
Wisner H. Buckbee
Douglas J. Mello

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Election of Class III Director

At the Meeting a Director will be elected to Class III for a term which will last until the 2008 Annual Meeting of Shareholders (and until his respective successor shall have been elected and qualified). Unless authority for the nominee is specifically withheld according to the instructions, the enclosed proxy will be voted FOR the election of the nominee named below to the position of Director.

Thomas H. Gray

The above Class III nominee is presently serving as a Director of the Company, having been elected by the Board as described above to fill the vacancy created by the resignation of Mrs. Lewis.

If any of the above nominees shall be unable to serve, proxies will be voted with the discretionary authority for a substitute chosen by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS II DIRECTORS AND AS CLASS III DIRECTOR, RESPECTIVELY, BY THE HOLDERS OF COMMON SHARES.

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Information About Directors and Nominees for Election as Directors

The following sets forth the name, age and other position with the Company, period served as Director and past business experience for each Director and nominee for Director.

Nominees for Class II Directors (Terms will expire in 2010)

Jeffrey D. Alario, 45	Director since March 2006; Managing Partner of Borgmeier and Alario, CPA’s, an auditing, financial reporting, tax compliance and planning firm, since 2000; Chief Financial Officer of Person-to-Person Marketing LLC, a telemarketing firm, since 1995.

Wisner H. Buckbee, 70	Director since 1991; Chairman of the Board since January 2001; President of Wisner Farms, Inc., an operating dairy farm, since before 2002.

Douglas J. Mello, 64	Director since March 2006; founder and President of DJM Advisory Services, Inc., a telecommunications advisory services firm, since 1999; President, Large Business Sales, North for Bell Atlantic Corporation, 1996 to 1999; also held various senior executive positions with NYNEX Corporation prior to 1996.

Nominee for Class III Director (Term will expire in 2008)

Thomas H. Gray, 57	Director since March 2007; Interim President and CEO of the Company since January 2007; Director of Mooney Aerospace Group from 2005 to 2006; Managing Director of Mooney Airplane Company in 2004; founder and leader of Telecom Expert Group, a telecommunications advisory services firm, since 2001; Vice President with Ameritech, Belgacom, and FLAG Telecom from 1994 until 2001; also has 37 years experience in United States and international telecom general management, strategy, organization, due diligence, mergers and acquisitions, marketing, product development, customer service and operations.

Directors Whose Terms Do Not Expire at the Meeting (Elected in 2005 and 2006)

Kelly C. Bloss, 43	Director since March 2006 (Class I: current term expires in 2009); President of Knowledge Transfer Group, Inc., a telecommunications and information management consulting firm, since 2000; Vice President, Long Distance Platform, Program, Vendor and Launch Management for Verizon from 1998 to 2000; Vice President for NYNEX/Bell Atlantic Long Distance Company, prior to 1998.

Philip S. Demarest, 70	Director since 1964 (Class III: current term expires in 2008); Vice President, Secretary and Treasurer of the Company at various times until retiring in 1998; Secretary and Director of Warwick Valley Mobile Telephone Company, Inc., Warwick Valley Long Distance Company, Inc., Warwick Valley Networks, Inc. and Hometown Online, Inc. at various times until 1998.

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Robert J. DeValentino, 64	Director since 1998 (Class I: current term expires in 2009); President of Orange Regional Medical Center Foundation since 2003; President/Executive Director of Arden Hill/Horton Healthcare Foundations from 2001 to 2003; Executive Director of the Horton Healthcare Foundation from 1998 to 2001; District Manager for Citizens Telecommunications in Middletown, N.Y., prior to 1998.

Herbert Gareiss, Jr., 61	Director since 1998 (Class III: current term expires in 2008); President of the Company from July 2004 until retirement in January 2007; Secretary of the Company from January 2002 to July 2004; Vice President and Director of Warwick Valley Mobile Telephone Company, Inc., Warwick Valley Long Distance Company, Inc., Warwick Valley Networks, Inc. and Hometown Online, Inc. since before 2000 until July 2004; President and Director of those companies after that date until his retirement in January 2007; Vice President from 1990 until July 2004; Assistant Secretary and Assistant Treasurer of the Company from 1980 until 1990.

Joseph J. Morrow, 67	Director since December 2004 (Class I: current term expires in 2009); founder and President of Morrow & Co., Inc., a proxy solicitation, corporate governance and strategic consulting firm; non-executive Chairman of the Board of North American Galvanizing & Coatings, Inc., an American Stock Exchange company, since before 2002.

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II. Governance of the Company

WVT’s Board of Directors believes that the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board of Directors has adopted and adheres to corporate governance principles which the Board of Directors and senior management believe promote this purpose, are sound and represent best practices. We continually review these corporate governance principles, the law of the state of New York (the state in which we are incorporated), NASDAQ rules and listing standards, and the regulations of the Securities and Exchange Commission (the “SEC”).

Ethics and Values

The Company has a code of ethics that applies to all employees (including its principal executive officer and principal financial officer, controller and persons performing similar functions) and members of the Board of Directors. The Code is based upon the philosophy that each director, each executive officer and each other person in a responsible position will lead by example and foster a culture that emphasizes trust, integrity, honesty, judgment, respect, managerial courage and responsibility. Each director and every employee is expected to act ethically at all times and adhere to the policies, as well as the spirit of the Code. The Company will provide to any shareholder a copy of the Code, without charge, upon written request to Zigmund C. Nowicki, Jr., Secretary, at Warwick Valley Telephone Company, P.O. Box 592, Warwick, New York 10990.

Board Meetings and Board Committees

Currently, the WVT Board of Directors has nine members, seven of whom the Board has determined meet the NASDAQ standard of independence. The following directors serve on one or more of the Company’s Committees and, the Board has determined, are independent within the meaning of the requirements established by statute, SEC regulations and NASDAQ listing requirements. Directors who are not independent do not serve on any of the Committees discussed below.

Jeffrey D. Alario
Kelly C. Bloss
Wisner H. Buckbee
Philip S. Demarest
Robert J. DeValentino
Douglas J. Mello
Joseph J. Morrow

The Board has also determined that Thomas H. Gray and Herbert Gareiss are not independent within the meaning of the requirements mentioned above; however, the Board believes that under NASDAQ’s interpretation of the term “independent” an interim officer such as Mr. Gray may be found to be independent upon the termination of his interim appointment.

The Board of Directors held eight regular meetings, eight special meetings, and one independent Director’s meeting during the year ended December 31, 2006. It has standing Audit, Compensation, and Governance and Nominating Committees. All incumbents that served as Directors during 2006 attended 75% or more of the aggregate regular, special and independent Directors meetings of the Board and meetings of the committees of which they were members.

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Members of the Board of Directors are expected to attend all regular meetings and meetings of the committees of which they are members. Directors are expected to make every effort to attend specially called Board of Directors meetings or committee meetings. The Board of Directors recognizes that there may be circumstances, such as illness, where 100% attendance is not possible. The Governance and Nominating Committee reviews attendance during the re-nomination process. In addition, members of the Board of Directors are expected to attend the Annual Meeting of Shareholders and any special meetings of shareholders. All persons who were then Directors attended the 2006 Annual Meeting of Shareholders.

Shareholders wishing to contact the Board of Directors may write to the President, Corporate Secretary or Chairman of the Board at WVT Communications, 47 Main Street, Warwick, New York 10990, if by mail, or at: t.gray@wvtc.com, z.nowicki@wvtc.com, w.buckbee@wvtc.com, respectively, if by e-mail. The Chairman of the Board will review all correspondence received and report all such contacts to the Board of Directors at the first regular meeting following the contact, unless more urgent action seems advisable.

Audit Committee

WVT has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. WVT will continue to have such a committee. In 2006, WVT’s Audit Committee held eight meetings. From January 1, 2006 to March 13, 2006, the Audit Committee members were Mr. Demarest, Mr. Morrow and Dr. Joseph E. DeLuca, M.D., who resigned as a Director on February 27, 2006. From March 14, 2006 to April 27, 2006, the Audit Committee members were Mr. Demarest, Mr. Buckbee and Mrs. Lewis. On April 28, 2006, Mr. Alario was added as a fourth committee member. Mrs. Lewis resigned as a Director on October 1, 2006. On December 21, 2006, Mrs. Bloss was named to fill the vacancy created by Mrs. Lewis’ resignation. Mr. Demarest served as Chairman for all of 2006. Members of the Audit Committee currently include:

Philip S. Demarest – Chairman
Jeffrey D. Alario
Kelly C. Bloss
Wisner H. Buckbee

The Board of Directors has determined that two members of the Audit Committee, Philip S. Demarest and Jeffrey D. Alario, who like all members of the Committee, are independent within the meaning of Sections 4200(a)(15) and 4350(d)(2) of the NASDAQ Listing Standards, are “audit committee financial experts.” During Mr. Demarest’s 40- year tenure with the Company, he served as Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Alario, a Certified Public Accountant since 1987, spent eight years working in public accounting before entering private practice in 1991.

Charter of Audit Committee

The Audit Committee has a formal written charter. The Committee reviews the charter and reassesses its adequacy annually. The charter defines the duties and responsibilities of the Committee to include:

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•	Recommending to the Board of Directors the engagement of the Company’s independent accountants;

•	Approving the plan and scope of the estimated audit and the fee before the audit begins;

•	Following the audit, reviewing the results and the independent accountants’ comments on the Company’s system of internal accounting controls with the independent accountants;

•	Recommending the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K; and

•	Selection of internal auditors and supervision of their activities.

A copy of the Committee’s charter is attached as Appendix A to this Proxy Statement. It is not available on the Company’s website, but copies may be obtained by writing to the President, Corporate Secretary or Chairman of the Board at WVT Communications, 47 Main Street, Warwick, New York 10990, if by mail, or at: t.gray@wvtc.com, z.nowicki@wvtc.com, w.buckbee@wvtc.com, respectively, if by e-mail. The Committee also advises the Board as to the implementation of recommendations which have been made pursuant to suggestions of the independent accountants.

Pre-approval Policy

The Audit Committee pre-approves all non-audit work performed for the Company by its independent accountants. It considers each item of work individually and in advance of its performance and does not currently have a pre-established set of criteria that could be applied to such work without requiring separate consideration by the Audit Committee. In determining whether to approve a particular item of non-audit work, the Audit Committee considers all ways in which such work could compromise or appear to compromise the independence of the Company’s independent accountants.

Role of Committee, Board and Management

In carrying out these functions, the Audit Committee represents the Board in discharging its responsibility of oversight, but the Company’s management continue to have responsibilities with respect to the accounting and control functions and financial statement presentation. The Report of the Audit Committee to the Shareholders relating to the year ended December 31, 2006 appears below.

Audit Fees

For professional services rendered in connection with the audit of the Company’s annual financial statements for the year 2004 and the review of financial statements included in the Company’s Form 10-Q for that year, as well as work associated with Section 404 of the Sarbanes-Oxley Act, PricewaterhouseCoopers L.L.P. (“PwC”) billed the Company fees in an aggregate amount of $1,845,000 in 2005. For professional services rendered in connection with the review of the Company’s annual financial statements for the year 2005, PwC billed the Company fees of $40,000. The Audit Committee concluded that the provision of these services was compatible with maintaining the independence of PwC.

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For professional services rendered in connection with the audit of the Company’s financial statements for the years 2005 and 2006 and the review of financial statements included in the Company’s Form 10-Q for those years, as well as work associated with Section 404 of the Sarbanes-Oxley Act, WithumSmith+Brown, P.C. (“WSB”) billed the Company fees in an aggregate amount of $705,000 and $962,000 in 2005 and 2006 respectively. The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of WSB.

Audit Related Fees

WSB billed the Company $45,000 for services rendered in connection with the 2004 Annual Report on Form 11-K of the Company’s 401(k) plan and an audit of the Company’s Non-management VEBA Plan. WSB also billed the Company $45,000 for services rendered in connection with the 2005 Annual Report on Form 11-K of the Company’s 401(k) plan and an audit of the Company’s Non-management VEBA Plan.

Other Fees

No fees were paid to PwC or WSB for their services other than as set forth above.

Report of the Audit Committee to Shareholders

The following report of the Audit Committee of the Board of Directors is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement. It shall not be deemed incorporated by reference by any statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

The Audit Committee has: (a) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2006 with the Company’s management and with WithumSmith+Brown, P.C., the Company’s independent accountants; (b) discussed with the Company’s independent accountants the matters required to be discussed by SAS 61 (Communications with Audit Committee); (c) received and discussed the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee); and (d) has discussed with the Company’s independent accountants their independence. Based on such review and other discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Philip S. Demarest – Chairman
Jeffrey D. Alario
Kelly C. Bloss
Wisner H. Buckbee

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Governance and Nominating Committee

In 2004, the Board disbanded both its Nominating Committee and its Governance Committee and established a single new committee called the Governance and Nominating Committee to replace them. The Governance and Nominating Committee held five meetings in 2006. From January 1, 2006 to March 13, 2006, the Governance and Nominating Committee members were Mrs. Lewis, Dr. Joseph E. DeLuca, M.D. who resigned as a Director on February 27, 2006, and Mr. Fred M. Knipp, Committee Chairperson, who also resigned as a Director on February 27, 2006. From March 14, 2006 to April 27, 2006, the Governance and Nominating Committee members were Mr. Demarest, Mr. Morrow and Mrs. Lewis, who served as Committee Chairperson. On April 28, 2006, Mr. DeValentino replaced Mr. Demarest. Upon Mrs. Lewis’ resignation as a Director on October 1, 2006, Mr. Morrow became Chairman. On December 21, 2006, Mr. Mello was named to fill the vacancy created by Mrs. Lewis’ resignation. Members of the Governance and Nominating Committee currently include:

Joseph J. Morrow – Chairman
Robert J. DeValentino
Douglas J. Mello

The Governance and Nominating Committee Charter was attached as an appendix to the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders. The Charter is not available on the Company’s website, but copies may be obtained by writing to the President, Corporate Secretary or Chairman of the Board at the addresses set forth above. The Charter directs the Committee to seek and nominate qualified candidates for election or appointment to WVT’s Board of Directors, and to name the chairpersons of the Company’s standing committees for the next year. The Committee also oversees matters of corporate governance, which includes reviewing the performance and processes of the Board, the Company’s Principles of Corporate Governance, the Charters of the standing committees of the Board of Directors, the Company’s Code of Ethics, and the management succession plan. In assessing potential nominees for the Board of Directors, the Committee looks for candidates who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. A candidate should also have demonstrated superior performance or accomplishments in his or her professional undertakings. The Committee also considers written recommendations for nominees from shareholders and applies the same standards in evaluating these recommendations that it applies in evaluating recommendations from other sources. There are no specific minimum requirements that a nominee must meet.

Compensation Committee

The Compensation Committee held two meetings in 2006. From January 1, 2006 to April 27, 2006, the Compensation Committee members were Mr. Demarest, Mr. DeValentino and Mr. Morrow. On April 28, 2006, Mr. Mello replaced Mr. Demarest. Mr. DeValentino served as Chairman for all of 2006. Members of the Compensation Committee currently include:

Robert J. DeValentino – Chairman
Douglas J. Mello
Joseph J. Morrow

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The Committee makes specific salary recommendations to the Board concerning executive officers of the Company and reviews salaries of other management personnel. The Committee has a Charter, a copy of which is attached as Appendix B to this Proxy Statement. The Charter is not available on the Company’s website, but copies may be obtained by writing to the President, Corporate Secretary or Chairman of the Board, at the addresses set forth above.

Nominations by Shareholders

Qualified shareholders may contact the Secretary of the Company in writing when proposing a nominee. Pursuant to the Company’s By-Laws and the Governance and Nominating Committee Charter, such recommendations by shareholders for the 2008 Annual Meeting of Shareholders must be received, together with any proposed nominee’s name, age, business and residence addresses, principal occupation or employment, class and number of Company shares beneficially owned and other relevant information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, at the principal executive offices of the Company not later than the close of business on December 5, 2007. Please note that under the applicable By-Law provision, no nomination by a Shareholder at the 2008 Annual Meeting is permissible unless it has been received by the Company by the date set forth above.

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III. Compensation of Executives and Directors

Compensation Discussion and Analysis

Philosophy

All of our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives. We believe that the performance of the executives in managing our Company, considered in light of general economic and specific Company, industry and competitive conditions, should be the basis for determining their overall compensation. At present, no specific financial goals are set that have to be achieved before any amount of compensation is paid to any executive officer. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, and therefore currently we do not have any programs which compensate our executives through stock option or other equity incentive programs.

During most of its long operating history, the Company enjoyed relatively limited competition in its local market and financial stability, directly affected by governmental rate of return regulation. In such an environment, the Company did not extensively rely upon performance-based incentive bonuses to attract and retain its executive employees. As a career prospect, the Company represented a stable work environment with higher (relative to other employers) benefit and retirement programs offsetting its relatively lower base salaries. In the past several years, however, the Company’s business environment has fundamentally changed, and the Company no longer enjoys either a market relatively free of competition or relatively favorable regulatory treatment. To operate successfully in this new environment, the Company needs to attract and retain key employees with skills and experience that are prized as well by other employers. The Company recognizes that in order to become a competitive services provider, its compensation philosophy and programs need fundamental revision. A significant step in this direction was taken in November 2004, with the discontinuation of the Company’s Management Retirement Plan, described elsewhere in this Proxy Statement, for management employees hired on or after March 1, 2004.

While the Company was engaged in 2006 in an exploration of its strategic options, including potentially the sale of all or a substantial part of the Company’s assets, the Company made no significant changes in 2006 to its compensation philosophy and programs, other than to offer to its President and its Chief Financial Officer an agreement to retain their services during the Company’s strategic assessment process. Following the conclusion of the strategic assessment, in November 2006, the Company’s management proposed for the Board’s consideration a new management compensation program for 2007. The proposal, which is currently under consideration, envisions the introduction of an annual bonus program tied to individual employee and total Company performance, while minimizing base salary

-  13  -

increases. This would provide more flexibility to the Company, and tie compensation to results rather than entitlement.

With the Company’s 2006 assessment of its strategic options now concluded, and faced with the hiring of both a new President and a new Chief Financial Officer, the Compensation Committee may during 2007 recommend further changes to the Company’s compensation philosophy and programs, including potentially the introduction of programs which compensate our executives through stock option or other equity incentive programs. In this connection the Board has recently decided to increase its compensation as described below in “Compensation of Directors” and to give Directors the right to request that up to one-half of their compensation be paid in the form of Common Shares of the Company.

Overview of Compensation and Process

Elements of compensation for our executives include: salary, discretionary bonus, health, disability and life insurance, 401(k) matching contributions, and perquisites. It has been the practice of the Compensation Committee to review the recent history of all the elements of each executive officer’s total compensation, utilizing a schedule prepared at the Committee’s direction by the Company’s Human Resources Department showing internal pay equity within the Company. The Committee also receives data that allows it to compare the compensation of the Company’s executive officers with that of the executive officers in an appropriate market comparison group. The Company had the benefit of comparative compensation studies prepared in 2006 for two telecommunications industry groups, the National Telecommunications Cooperative Association (NTCA) and The Organization for the Promotion and Advancement of Small Telecommunications Companies (OPASTCO), for its review of the executive compensation amounts offered at companies of similar size and business focus.

Customarily, at the first committee meeting of the fiscal year the President’s proposed compensation is presented, reviewed and analyzed in the context of all components of his compensation. Members then have additional time between meetings to ask for additional information, and to raise and discuss further questions. The discussion is continued at a second committee meeting, after which a vote is taken. Once the Compensation Committee has reached its decision, a recommendation is presented for action at the next Board meeting.

Typically, the President makes compensation recommendations to the Compensation Committee with respect to the executives who report to him. Such executive officers are not present at the time of these deliberations. The Compensation Committee may accept or adjust such recommendations.

Executive Compensation

Shown on the table that follows is information on the compensation for services rendered to the Company in all capacities, for the years ended December 31, 2006, paid by the Company to those persons who were, at any time during the year ended December 31, 2006, executive officers of the Company (collectively, the “Named Executives”):

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SUMMARY COMPENSATION TABLE

				Change in
				Pension
				Value and
				Nonqualified
				Deferred
				Compensation	All Other
				Earnings	Compensation	Total
Name and Principal Position	Year (1)	Salary ($)	Bonus ($)	($) (2)	($) (3) (4) (5)	($)
Herbert Gareiss, Jr.	2006	211,964	101	23,388	220,763	456,216
President & CEO
Michael A. Cutler	2006	161,817	25,000	Not Applicable	257,078	443,895
Vice President, CFO & Treasurer

(1)	Mr. Cutler, was Vice President, CFO and Treasurer, only until December 1, 2006.
(2)	There were no above-market or preferential earnings on deferred compensation.
(3)	Amounts shown include a retention award payment in the amount of $200,000 to each of Mr. Gareiss and Mr. Cutler.
(4)	Amounts shown include (a) premiums paid for Group Term Life Insurance; (b) the matching contributions made to the 401(k) savings plan on behalf of Mr. Gareiss ($15,000) and Mr. Cutler ($14,734); and (c) the value of telecommunication and data services provided by the Company.
(5)	With respect to Mr. Gareiss, amounts shown include personal use of vehicles provided by the Company. With respect to Mr. Cutler, amounts shown include (a) relocation expenses in the amount of $32,537; (b) housing and living expenses in the amount of $7,569; and (c) personal use of vehicles provided by the Company.

Base Salary

The Company’s Human Resources Department evaluates all salaried positions in the Company, assigning a job grade to each job and identifying a base salary range corresponding to that job, based on market survey data. It has generally been the Company’s policy in recent years to set base salaries for its management employees at the midpoint of the corresponding salary range. Annual salary increases in recent years have generally taken into consideration general cost of living escalation, as reflected in the Consumer Price Index. Management’s proposal under current Board consideration would place greater reliance on competitive market survey data to determine increases to the Company’s base salaries, rather than cost of living measures.

With regard to the compensation of the Company’s President, the Company’s policy has been to set his compensation on a basis relative to the other members of our senior management team rather than relative to chief executive officers at comparable telecommunications companies. The Board is currently engaged in a search for a new President, and may determine to offer suitable candidates salary compensation which is more competitive with the salary compensation of chief executive officers with comparable qualifications, experience and responsibilities at companies in our peer group.

Bonus

The Company does not presently have a formal management incentive bonus plan; a bonus program has been proposed by the Company’s management to the Board and is currently under consideration. The proposed bonus program would not be applicable to executive officers, however it is likely that a bonus program for executive officers will be established at some future date. Although each executive officer is currently eligible to receive an award, the granting of the awards to any individual or the officers as a group is entirely at the discretion of the Board. The Compensation Committee may choose to recommend the awarding of bonuses or not, and recommend the amount of any such bonus award in light of all relevant factors after completion of the fiscal year.

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Bonuses Awarded

In view of the Company’s financial condition, the Company’s President did not propose, and the Compensation Committee did not recommend, the awarding of any annual bonus to the Company’s executives with respect to fiscal 2005. On April 4, 2006, the President awarded, with Board approval, a special bonus in the amount of $25,000 to the Chief Financial Officer and an aggregate of $35,000 to four other finance department management employees in recognition of their performance in connection with the documentation and reorganization of the Company’s internal control over financial reporting. On September 14, 2006, the President proposed and the Board approved a special bonus pool in the amount of $65,000 from which the President was authorized to award bonuses to the Company’s management employees in his discretion; bonuses from this pool were awarded to seven employees. In addition, and in accordance with a long established tradition, all employees received a nominal year end holiday bonus; the bonus amount shown for Mr. Gareiss includes this award, while the amount shown for Mr. Cutler does not since the award was paid to employees after Mr. Cutler’s departure.

Other Compensation

Retention Agreement Awards

On May 11, 2006, the Company entered into retention agreements with the President and the Chief Financial Officer to secure the continuation of their services during the Board’s exploration of the Company’s strategic options with the assistance of a financial adviser. The retention agreements generally provided that the executive would be entitled to receive a lump sum cash payment of $200,000 following (a) the closing of a sale or merger of the Company or its interest in the Orange County-Poughkeepsie LP, (b) the termination of the engagement of the financial adviser, (c) the termination of the executive officer’s employment for reasons other than for cause (as defined in the retention agreement) or by the executive for good reason (as defined in the retention agreement), and (d) the 18-month anniversary of the retention agreement. The retention agreements also provided that following a retention award triggering event, the Company would provide outplacement services through an outside firm chosen by the executive officer up to an aggregate cost of $20,000 per executive. Neither executive has requested outplacement services. The retention agreements required the diligent performance by the executive officers of their duties. In addition, for a period of 12 months following the termination of their employment, the executive officers were prohibited from soliciting the employment of any Company employee.

On November 9, 2006, the Board concluded its exploration of the Company’s strategic options and terminated the engagement of its financial adviser, triggering the payment of the $200,000 retention award to each of the President and the Chief Financial Officer. The Chief Financial Officer terminated his employment with the Company effective as December 1, 2006. The President retired for health reasons as of January 31, 2007.

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Savings Plan Benefits

Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we make a matching contribution to each management participant equal to 9% of the participant’s eligible compensation, up to a maximum matching contribution of $15,000. Matching contributions are applicable to all plan eligible employees. All our executive officers participated in our 401(k) plan during fiscal 2006 and received matching contributions.

Health and Insurance Plan Benefits

Our health and insurance plans are the same for all employees. In general, the Company pays the full amount for each management employee, with the employee contributing 25% of the differential between the single health premium and family premium amount for family coverage. The Company also pays the premium for group term life insurance for all management employees.

Nonqualified Deferred Compensation

We do not presently provide any nonqualified defined contribution or other deferred compensation plans to our current employees.

ALL OTHER COMPENSATION TABLE

		Perquisites		Group	Company
		and Other	Employee	Term Life	Contributions
		Personal	Concession	Insurance	to Retirement and	Retention
		Benefits	Services	Premiums	401(k) Plans	Award	Total
Name	Year	($)	($)	($)	($)	($)	($)
Herbert Gareiss, Jr.	2006	1,346	1,573	2,844	15,000	200,000	220,763
Michael A. Cutler	2006	40,928	200	1,216	14,734	200,000	257,078

Other Post-Employment Payments

The Named Executives were employees-at-will and as such did not have employment contracts with the Company providing severance or other termination benefits other than the retention agreements described earlier.

The current interim President and Chief Executive Officer and interim Vice President, Chief Financial Officer and Treasurer are employed pursuant to term contracts. The President’s contract does not include severance or post employment benefits. The Chief Financial Officer’s contract provides for salary payments through a specified period of time unless terminated for cause. In connection with the engagement of a new President and a new Chief Financial Officer the Company may decide to offer an employment contract.

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Perquisites and Personal Benefits

The Company generally does not provide its executives benefits that are not integrally and directly related to the performance of the executive’s duties. In connection with the hiring of management employees resident outside of Orange County, New York, the Company on occasion agrees to reimburse reasonable expenses related to the executive’s job performance or availability. In fiscal 2006 the Company paid relocation costs in respect of its Chief Financial Officer in the amount of $32,537, and housing and living expenses in the amount of $7,569; additionally, the Company provided Mr. Gareiss and Mr. Cutler the use of a car (including gas and insurance).

PERQUISITES TABLE

		Personal Use				Total Perquisites
		of	Housing and			and
		Company	Living	Personal	Executive	Other Personal
Name	Year	Car	Expenses	Travel	Relocation	Benefits
Herbert Gareiss, Jr.	2006	1,346	—	—	—	1,346
Michael A. Cutler	2006	683	7,569	139	32,537	40,928

Management Retirement Plan

The Company’s Management Retirement Plan (the “Plan”) covers all management employees that were hired prior to March 1, 2004, are over the age of 21 and have completed one year of eligible service. The Plan benefits are fully vested after five years of service. Normal retirement under the plan is at age 60. An employee’s accumulated monthly retirement benefit equals either: (1) 2 1/2% times years of service times average monthly earnings (maximum benefit not to exceed the lesser of 25% of average monthly earnings on a monthly basis or $10,800 annually); or (2) 1% times years of service times average monthly earnings (the “current formula”). Average monthly earnings, for plan purposes, for the Named Executives who are entitled to receive plan benefits are as follows: Herbert Gareiss, Jr. $16,668. Retirement benefits for employees hired prior to December 1, 1985 are determined by using the calculation that results in the highest amount. Retirement benefits for employees hired on or after December 1, 1985 are calculated by using the second method. Twenty-four years of benefit service were credited to Herbert Gareiss, Jr. at the time of his retirement. Average monthly earnings equal the highest average earnings per month during any three consecutive twelve-month periods within the last ten twelve-month periods immediately preceding retirement. The Plan does not provide for any deductions for Social Security benefits received. If a management participant has compensation over $200,000, any benefits due in excess of this limit would not be payable from the qualified plan but in a non-qualified arrangement.

PENSION BENEFITS TABLE

Number of
		Years	Present Value	Payments During
		Credited	of Accumulated	Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Herbert Gareiss, Jr.	Warwick Valley Telephone Company Retirement Plan for Management Employees	24	648,842	0

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Annual benefits payable at age 60 to Plan participants, using the current formula, are illustrated in the following table:

Average Annual Salary
During Highest Paid
Period of Three	Annual Retirement Benefits
Consecutive Years	Years of Benefit Service
	5	10	15	20	30	40	45
$130,000	8,125	16,250	24,375	32,500	48,750	65,000	73,125
$150,000	9,375	18,750	28,125	37,500	56,250	75,000	84,375
$170,000	10,625	21,250	31,875	42,500	63,750	85,000	95,625
$190,000	11,875	23,750	35,625	47,500	71,250	95,000	106,875
$210,000	13,125	26,250	39,375	52,500	78,750	105,000	118,125
$230,000	14,375	28,750	43,125	57,500	86,250	115,000	129,375

The amounts shown in the table reflect benefits payable without regard to survivor beneficiary reduction options. Under the terms of the plan, Mr. Gareiss is entitled to annual retirement benefits of $51,833. Based on his survivor beneficiary selection, his actual benefit received will be $42,794.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee, all of whom are named above, was, during 2006, an officer or employee of the Company or any of its subsidiaries. Mr. Demarest is a former officer and employee of the Company, having retired in 1998.

During 2006, the Company paid $266,000 to John W. Sanford & Son, Inc. and $2,000 to the Warwick Resource Group, LLC. The brother of Corinna S. Lewis, a Director of the Company until October 1, 2006, is the President and Chief Operating Officer of John W. Sanford & Son, Inc. and a Vice President of the Warwick Resource Group, LLC. The stated amounts were paid as premiums on various insurance policies maintained by the Company. The portion of these amounts that represent commissions to John W. Sanford & Son, Inc. and the Warwick Resource Group, LLC was less than $200,000. The Company believes that the transactions with John W. Sanford & Son, Inc. and the Warwick Resource Group, LLC are on terms as favorable as those available from unaffiliated third parties.

During 2006, the Company paid $52,000 to Morrow & Co., Inc. of which Joseph J. Morrow, a Director and member of the Compensation and Governance and Nominating Committees, is President. The stated amount was paid for proxy solicitation and shareholder relations consulting services rendered, and is higher than otherwise would have been expected as a result of the proxy contest associated with the 2006 Annual Meeting of Shareholders. The Company does not believe that Mr. Morrow’s interest in these payments can be calculated. The Company believes that the transactions with Morrow & Co., Inc. are on terms as favorable as those available from unaffiliated third parties.

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Compensation of Directors

Overview of Compensation and Procedures

In 2006, the Board reviewed the level of compensation of our non-employee Directors to determine the adequacy for the current level of compensation. This data was obtained from a number of different sources including:

•	publicly available data describing director compensation in peer companies; and

•	information obtained directly from other companies.

As a result of this review, the Board has determined to increase the compensation of Directors, beginning January 1, 2007, to $25,000 per Director annually. The fees for committee meetings will be increased to $500 per meeting, with the committee chairperson receiving an additional $200 per meeting. Directors may choose to request that up to half of their compensation be paid in the form of Common Shares of the Company. In July of 2004, the Board abolished the practice of paying fees to Company employees that are also Directors.

During the year ended December 31, 2006, the Company paid Directors $450, and the Chairman $675, for each regular, special or independent Directors meeting. For meetings held during the year ended December 31, 2006 fees paid to Directors for Board meetings totaled $71,325. Non-employee Board committee members also received $225 per committee meeting. During the fiscal year ended December 31, 2006, fees paid to Directors for Committee meetings aggregated $12,825. The Company had no other compensation arrangements relating to their service as Directors with employee or non-employee Directors during the year ended December 31, 2006.

During the year ended December 31, 2006, certain non-employee Board members also received concession services from the Company. Mr. Demarest received telephone, internet, and digital television concessions in the amount of $952; Mr. DeValentino received an internet concession in the amount of $599; and Mrs. Lewis received a digital television concession in the amount of $970. Prior to his resignation as Director, Mr. Knipp also received concession services. In 2006, Mr. Knipp received telephone, internet and digital television concessions in the amount of $1,801. These amounts are reported in the Director Compensation Table. As an employee of the Company, Mr. Gareiss received similar concession services. In 2006, Mr. Gareiss received telephone and internet concessions in the amount of $1,573. This amount is reported in the Summary Compensation Table and the All Other Compensation Table.

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DIRECTOR COMPENSATION

		Change
		in Pension
		Value and
		Nonqualified
	Fees Earned	Deferred
	or	Compensation	All Other
	Paid in Cash	Earnings	Compensation	Total
Name	($)	($) (1)	($) (2) (3) (4)	($)
Jeffrey D. Alario	5,400			5,400
Kelly C. Bloss	4,950			4,950
Wisner H. Buckbee	14,400			14,400
Rafael Collado	1,350			1,350
Joseph E. DeLuca	2,025			2,025
Philip S. Demarest	10,350	(37,434)	52,145	25,061
Robert J. DeValentino	10,350		599	10,949
Herbert Gareiss, Jr.	0	23,388	432,828	456,216
Fred M. Knipp	2,700	(18,618)	52,767	36,849
Corinna S. Lewis	7,200		970	8,170
Douglas J. Mello	4,500			4,500
Joseph J. Morrow	8,100			8,100

(1)	The change in pension value shown for Mr. Gareiss reflects the same change, and is not in addition to, the change shown in the Summary Compensation Table. A change is shown for Mr. Knipp, who resigned from the Board as of February 27, 2006, and for Mr. Demarest because they were previously employed by the Company (Mr. Knipp as President and Mr. Demarest as a Vice President) and are entitled to a pension as a former employee rather than a Director.
(2)	All amounts shown in this column for Mr. Gareiss derive from his position as President of the Company and are not in addition to those amounts. See the Summary Compensation Table and related tables.
(3)	Amounts shown for Mr. Demarest, Mr. DeValentino, Mr. Knipp and Mrs. Lewis include concession services from the Company. See the section titled Overview of Compensation and Procedures.
(4)	Amounts shown for Mr. Demarest and Mr. Knipp include amounts received from the Company as pension payments resulting from their previous employment with the Company.

Report of Compensation Committee to Shareholders

We have reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended December 31, 2006.

Robert J. DeValentino – Chairman
Douglas J. Mello
Joseph J. Morrow

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IV.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 19, 2007 certain information concerning shares of the Company’s capital stock held by: (i) each shareholder known by the Company to own beneficially more than 5% of a class of the Company’s outstanding equity securities (including 401(k) shares); (ii) each Director of the Company; (iii) each Named Executive (see “Executive Compensation” for a list of their names); and (iv) all Directors and executive officers of the Company as a group.

	Title	Amount & Nature		Percent
	of	of Beneficial		of
Name of Beneficial Owner	Class	Ownership (Shares)	Notes	Class
Jeffrey D. Alario	Common Shares	0		0.000%
Julia S. Barry	Common Shares	361,020		6.746%
Julia S. Barry	5% Preferred	143		2.860%
Kelly C. Bloss	Common Shares	0		0.000%
Wisner H. Buckbee	Common Shares	17,742		0.332%
Wisner H. Buckbee	5% Preferred	40		0.800%
Philip S. Demarest	Common Shares	25,298	1	0.473%
Philip S. Demarest	5% Preferred	10	1	0.200%
Robert J. DeValentino	Common Shares	2,400	1	0.045%
Herbert Gareiss, Jr.	Common Shares	42,488	1,2	0.794%
Herbert Gareiss, Jr.	5% Preferred	38		0.760%
Thomas H. Gray	Common Shares	0		0.000%
Douglas J. Mello	Common Shares	0		0.000%
Joseph J. Morrow	Common Shares	3,000		0.056%
Kenneth H. Volz	Common Shares	0		0.000%
Total Directors and Executive Officers as a group (10 persons):
Total Common Shares 90,928 1.70% of Class
Total 5% Preferred Shares 88 1.76% of Class

Notes:

1. Includes shares held by/with spouse.

2. Includes shares indirectly held in the Company’s 401(k) Plan.

As of March 19, 2007 the only holder of more than 5% of the Company’s Common Shares known to the Company was Julia S. Barry, Warwick, New York 10990, who holds 361,020 shares (6.746%).

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the Forms 3, 4 and 5 submitted to the Company during or with respect to calendar year 2006, and upon a review of the other records available to it, the Company believes that all such reports were filed on time.

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V. Independent Accountants

Selection of Independent Accountants For 2007

The selection of WSB as the Company’s independent accountants for the fiscal year ending December 31, 2007, is being presented to the shareholders for their approval at the Annual Meeting. Representatives of WSB will be present at the Annual Meeting and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO APPROVE AND RATIFY THIS SELECTION, AND THE PERSONS NAMED IN THE ENCLOSED PROXY (UNLESS OTHERWISE INSTRUCTED THEREIN) WILL VOTE SUCH PROXIES FOR SUCH PROPOSAL.

If the shareholders do not approve this selection, the Board of Directors will reconsider its choice.

Change of Independent Accountants

On September 27, 2005, the Company decided to dismiss PwC as its independent registered public accounting firm effective upon completion of services related to the audit of the December 31, 2004 financial statements. Such procedures were completed on November 15, 2005. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change its independent registered public accounting firm. The reports of PwC on the financial statements for the years ended December 31, 2003 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

From the date of appointment of PwC on May 30, 2003 and through November 15, 2005, there were no disagreements pursuant to Item 304 (a) (1) (iv) of Regulation S-K promulgated by the Securities and Exchange Commission with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.

From the date of appointment of PwC on May 30, 2003 and through November 15, 2005 there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) except the Company’s nine reported material weaknesses in its internal control over financial reporting as of December 31, 2004. Such material weaknesses are contained in Item 9A, Controls and Procedures, of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004. As a result of the material weaknesses in 2004, the Company concluded in its amended Annual Report for 2004 on Form 10K/A that its internal control over financial reporting was not effective as of December 31, 2004. The Company authorized PwC to respond fully to inquiries of the successor accountant concerning the subject matter of each material weakness.

In March 2007 the Company requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements insofar as they relate to the period during which PwC was engaged by the Company. A copy of such letter, dated March 29, 2007, was provided by PwC and is included in Exhibit 16 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

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On September 27, 2005 the Company decided to engage WSB as its independent registered accounting firm to audit the financial statements of the Company, including the audit of the effectiveness of internal control over financial reporting for the year ended December 31, 2005. During the period January 1, 2003 through September 27, 2005 the Company did not consult with WSB regarding either:

(1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that WSB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial issue; or

(2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)1(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided WSB a copy of the above disclosure with the request that it provide the Company with a letter to the Securities and Exchange Commission if it disagreed with such disclosure. WSB did not provide the Company with such a letter.

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VI. Shareholder Proposals

The texts of the shareholder proposals and the supporting statements appear in the exact form as received by the Company. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the named proponent.

Santa Monica Partners Proposal

Santa Monica Partners, 1865 Palmer Avenue, Larchmont, NY 10538, a beneficial owner of Common Shares with a market value of at least $2,000, intends to submit a resolution to shareholders for approval at the Annual Meeting. Its resolution and supporting statement are printed below.

Proposal

RESOLVED: It is recommended that the quarterly dividend paid to shareholders be significantly increased.

Supporting Statement of Shareholder

I have reviewed the Company’s quarterly financial statements for the past five years and have concluded that the WVT dividend policy should be changed to substantially increase the annual dividend from its current level of $0.80 per year.

According to the most recent financial statement available to shareholders, at September 30, 2005, the Company had over $17 million in cash. Based on 5.352 million common shares outstanding, that translates into $3.18 per share not being used productively. Over the past two years the cash balance has grown significantly. Moreover, the Company’s balance sheet shows $3.938 million in investments, which are of course vastly understated. The principal investment alone, the Orange County/Poughkeepsie Cellular Partnership, by itself is worth an estimated $100 million or $18.69 per share. In addition, the Company has a bank line of credit and also has the ability to make substantial long-term borrowings, the same way most all other telephone companies regularly do.

Keeping too much cash on the books harms shareholders because it lowers their return on equity. It also is tempting to this management to spend on needless investments, none of which in recent memory has produced any return to shareholders and in fact has only contributed losses. Clearly, management prefers hoarding cash and limited amounts of so called investment spending over paying out the huge excess cash hoard to shareholders.

The board of directors apparently recognized the overabundance of cash when it authorized the Company to seek acquisitions with its excess cash hoard and its substantial borrowing capability in November 2005. At the 2005 Annual Meeting of Shareholders held on November 17, 2005, in his formal presentation, President Herb Gareiss, Jr., made a point of mentioning that WVT “has an extremely strong balance sheet, a very low debt to equity ratio and an excellent credit rating.” He then said “We will continue to look for accretive acquisitions.” Since that pronouncement a year and a half ago not one single such acquisition has been made. They talk the talk but do not walk the walk.

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It would be much better for shareholders who look forward to and depend upon WVT for dividends to use these substantial cash resources to adopt a dividend policy which substantially increases the annual dividend payment from its current level of $0.80 per year.

It is clear that the dividend still can be increased substantially without jeopardizing the Company’s financial stability. Indeed, increasing the dividend substantially would be much more beneficial to shareholders than would spending monies on acquisitions which are always made with much promise and fanfare but subsequently turn out to be big mistakes. WVT has no acquisition experience and has scaled down its top management from five individuals to just one individual, the President, as the remaining officer, the CFO left on December 1, 2006. The CEO has enough difficulty operating the present business without taking on yet another one.

Since the federal tax on dividends has been lowered to just 15%, this is a particularly good time for a significant dividend increase. Based on the stock market’s response to substantial dividend increases by other companies, it is likely that investors would respond favorably to an announcement of a sizeable dividend increase. On the other hand, the stock market generally welcomes an acquisition by a company with a share decline.

In sum, since management has not articulated a reason for maintaining such a large cash position, and it has indicated it would seek acquisitions, and has made none, the dividend should instead be increased substantially.

If you would like to receive a larger dividend check, please vote FOR this proposal.

Position of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE SANTA MONICA PARTNERS PROPOSAL.

In 2003, 2004, 2005 and 2006, respectively, the Company distributed 49%, 60%, 83% and 242% of its net income as dividends. In other words, there is little room for an increase in the level of dividends. Whether to continue paying dividends at such level remains the responsibility of the Board. The Board believes that dividends should be set at a level that balances several important factors: the net profits of the Company, the Company’s likely expenses for telecommunications operations and required legal and accounting compliance programs, its need for capital investments to sustain and improve the Company’s value by remaining competitive, its legal obligation to provide effective service to its customers, and the desire of shareholders for current dividend income. In addition, the Board believes it is prudent to provide for unexpected contingencies, such as the recent opportunity to protect the Company’s interest in the Orange County — Poughkeepsie Limited Partnership by exercising a right of first refusal. Furthermore, in light of the results of the Company’s recent evaluation of its strategic alternatives, it must remain financially capable of taking the steps it may determine are advisable in connection with its focus on improving its operating income. Increasing the level of dividends for its own sake, without consideration of other factors, could jeopardize the Company’s ability to take advantage of future opportunities or respond to important needs.

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You should also be aware that a significant portion of the cash position to which the statement supporting the Shareholder Proposal refers represents – as has been often reported – a borrowing that the Company made when the availability period under a loan agreement expired. Rather than renegotiate a new loan agreement later, the Company borrowed the remaining available amount and put it into an account for potential later use. The Company does not consider it wise to use borrowings to pay larger dividends.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE SANTA MONICA PARTNERS PROPOSAL.

William Steiner Proposal

Mr. William Steiner, 112 Abbotsford Gate, Piermont, NY 10968, a beneficial owner of Common Shares with a market value of at least $2,000, intends to submit a resolution to shareholders for approval at the Annual Meeting. His resolution and supporting statement are printed below.

Proposal

RESOLVED, that the Shareholders recommend that the Board of Directors immediately take the necessary steps to achieve an auction of Warwick Valley Telephone Company to the highest bidder that will maximize shareholder value as promptly as possible.

Supporting Statement of Shareholder

The value that may be achieved for shareholders through an auction of the company is, I believe, significantly greater than the market price of our common stock.

I believe the company’s stock market record is a strong indictment of current management’s performance. If this management cannot maximize the stockholders’ equity investments; it should auction the company and allow the shareholders’ to maximize shareholder value.

After careful study I am convinced that all shareholders’ will be better served by an auction of this company to new ownership rather than by continuing to “hope for the best” from the current management. In the interest of maximizing value for all shareholders’, I urge your support for this resolution.

Position of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE WILLIAM STEINER PROPOSAL.

The Board does not believe the proposed action is in the best interests of the Company or its shareholders. The Board fully recognizes its obligation to maximize long-term shareholder value, consistent with its obligations to customers. However, the Board opposes the view that the way to maximize value is to put the Company up for sale in an auction process, if conducting an auction means taking the best bid, regardless of how low it may be. If it means carefully looking at indications of interest from potential buyers, the Company has recently done that with great thoroughness. The previously reported

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strategic options review process considered just such indications. It also evaluated the possibility of making an acquisition to complement the Company’s current businesses. The review process concluded with a decision that it was best at that time to focus on improving the Company’s operating income. There is no need to conduct another strategic review at this time, and there is certainly no reason to do anything that might create the atmosphere of a forced sale.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE WILLIAM STEINER PROPOSAL.

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VII. Other Matters Which May Come Before The Meeting

The Board of Directors knows of no other matters which are likely to be brought before the Meeting.

VIII. Making Shareholder Proposals

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with the regulations of the Securities and Exchange Commission. If a shareholder intends to present a proposal at the Company’s 2008 Annual Meeting of Shareholders, the proposal must be addressed to the Secretary of the Company, and be received at the principal executive offices at 47 Main Street, Warwick, New York 10990, not later than December 5, 2007 in order to be included in the Company’s Proxy Statement and form of proxy relating to such Annual Meeting of Shareholders. This is also the date by which any such proposal must be submitted under the advance notice provisions of the Company’s By-Laws. Under the rules of the Securities and Exchange Commission, shareholders submitting such proposals are required to have held Common Shares of the Company amounting to at least $2,000 in market value or one percent of the Common Shares outstanding for at least one year prior to the date on which such proposals are submitted. Furthermore, such shareholders must continue to own at least that amount of the Company’s Common Shares through the date on which the Annual Meeting of Shareholders is held.

Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows the Company to exercise discretionary voting authority to vote on matters coming before the Annual Meeting of Shareholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders or the date specified by an advance notice provision in the Company’s By-Laws. As noted above, the By-Laws of the Company contain an advance notice provision that requires notice to be received by the Company no less than the date that is 120 days prior to the date in 2008 which corresponds to the date in 2007 on which the company mailed this Proxy Statement to its shareholders. The date by which shareholders must submit their proposals for the Company’s 2008 Annual Meeting of Shareholders for purposes of Rule 14a-4 is December 5, 2007.

By Order of the Board of Directors,

Zigmund C. Nowicki, Jr., Secretary
Dated: April 3, 2007

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APPENDIX A

WARWICK VALLEY TELEPHONE COMPANY
AUDIT COMMITTEE CHARTER

January 15, 2004

Status

The Audit Committee is a standing committee of the Board of Directors.

Membership

The Audit Committee shall consist of a minimum of three members, the actual number to be determined and recommended to the Board of Directors each year by the Nominating Committee. Members of the Audit Committee, in the judgment of the Board of Directors, shall be independent in accordance with NASDAQ listing standards applicable to Audit Committee members and any more stringent standards that law or regulation may require or that the Board of Directors shall determine to apply. In particular, members may not accept, other than in their capacities as members of the Board or its committees, or Warwick Valley Telephone’s (WVT) subsidiary boards or committees, directly or indirectly, any consulting, advisory or other compensatory fee from WVT or any of its subsidiaries. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with WVT, provided such compensation is not contingent in any way on continued service. Furthermore, members may not be an officer or employee of WVT, directly or indirectly be the beneficial owner of more than 10% of WVT’s Common Shares or the shares of any class of voting stock of any of WVT’s subsidiaries, or be an executive officer of a company that owns more than 10% of WVT’s Common Shares or of the shares of any class of voting stock of any of WVT’s subsidiaries, or a director and employee, general partner or managing member of such a company, except that a member of the Audit Committee may be a director of one or more subsidiaries of WVT and serve on committees of the board of any such subsidiary, provided the director receives only ordinary course compensation for such service.

Each member shall in the judgment of the full Board of Directors have the ability to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. No members of the Audit Committee shall have participated in the preparation of the financial statements of WVT or of any of its subsidiaries at any time during the three years prior to the time of the director’s service on the Audit Committee. At least one member of the Audit Committee shall in the judgment of the Board of Directors have the level and type of past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in such member’s financial sophistication, as required by NASDAQ listing standards. The Board of Directors shall also determine whether it has at least one member (who may be the same person as the one described above) who satisfies the definition of “audit committee financial expert” set forth in paragraph (h)(2) of Item 401 of Regulation S-K under the Securities Exchange Act of 1934. The Committee shall assure that WVT properly discloses whether or not it has such a person (along with such person’s name and whether such person is independent) and if not, why not.

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Purpose

The Audit Committee shall, as provided by law, regulation or NASDAQ listing standards, oversee the accounting and financial reporting processes of WVT and the audits of the financial statements of WVT, and in conjunction therewith shall have the responsibility for overseeing the following:

1.	The integrity of the Company’s financial statements and internal controls.

2.	WVT’s compliance with legal and regulatory requirements.

3.	The independent auditor’s qualifications and independence.

4.	The performance of the audit of WVT’s financials.

5.	The performance of WVT’s internal audit function (if and when established) and the independent auditor. It remains the responsibility of WVT’s management and its independent auditors to plan and conduct audits, and to determine that WVT’s financial statements are complete, accurate and in accordance with generally accepted accounting principles.

Responsibilities

1.	Appoint (subject to ratification by WVT’s stockholders, if the Board of Directors so determines), retain and terminate when appropriate, the independent auditor, set the independent auditor’s compensation, if the Board of Directors so determines, and generally review the work of the independent auditor, all for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for WVT; pre-approve all audit services to be provided by the independent auditor; receive assurances that the independent auditor has satisfied all requirements relating to the peer review of its system of quality control and the observance of established policies and procedures and applicable auditing standards.

2.	Pre-approve all permitted non-audit services to be performed by the independent auditor and, if experience suggests that establishing such policies would be useful, establish pre-approval policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

3.	Receive and review:

a.	a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years,

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respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues

b.	other required reports and communications from the independent auditor

4.	At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of any service to or relationship with WVT is compatible with the independence or objectivity of such auditor, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1. If that report or any other information suggests that circumstances or relationships may impact the objectivity and independence of the auditors, the Audit Committee shall immediately discuss and resolve such concerns with the auditor.

5.	Review with the independent auditor:

a.	the scope and results of the audit

b.	any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response, and

c.	any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries.

6.	If and when an internal audit function is established, select WVT’s internal auditors and supervise their activities. Review, at least annually, the scope and results of the internal audit, including the current and future programs of the Company’s internal audit program and any significant matters contained in reports from internal auditors. Report such finding to the full Board of Directors.

7.	Review with the independent auditor and Company Management:

a.	Results of any Sarbanes-Oxley 404 attestation report regarding the adequacy and effectiveness of internal controls over financial reporting (including any significant deficiencies and material weaknesses in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries,

b.	Internal control observations resulting from the financial statement audit, and

c.	Current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

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8.	Review with management and the independent auditor the annual and quarterly financial statements of the Company, including:

a.	the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

b.	any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission, and

c.	the items required by Statement of Auditing Standards 61 as in effect at the time in the case of the annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements.

9.	Resolve promptly any disagreements between the Company’s management and the independent auditor regarding any aspect of financial reporting.

10.	Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submission by employees of WVT or its subsidiaries of concerns regarding questionable accounting or auditing matters.

11.	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of this charter.

12.	Otherwise oversee the accounting and reporting process and the audits of the financial statements of WVT and take any other appropriate action in connection with overseeing the independence of the outside audit.

13.	Review where appropriate, all proposed related party transactions (as defined in Item 404 of Regulations S-K) on an ongoing basis to determine whether potential or actual conflicts of interest exist and either approve, terminate or restructure such transactions.

Authority

The Audit Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

Meetings

The Audit Committee shall meet at least quarterly and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately with management, the internal auditors, if any, and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

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Funding

The Audit Committee shall have the authority to determine the funding necessary for the following purposes, and to receive such amounts from WVT:

1.	Compensating any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for WVT;

2.	Compensating any independent counsel and other advisers employed by the Audit Committee; and

3.	Defraying administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Report

The Audit Committee shall prepare each year for inclusion in the Company’s annual proxy statement relating to the election of directors such report regarding its activities and recommendations as may from time to time be required by law, regulation or listing provision.

Confidential Communications

The Audit Committee will maintain a Post Office Box that is accessible only by the Audit Committee Chair or his/her designee. The purpose of this Post Office Box is to receive confidential communications from employees regarding questionable accounting procedures, internal accounting controls, any other auditing matter or any questionable corporate matter.

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APPENDIX B

WARWICK VALLEY TELEPHONE COMPANY
COMPENSATION COMMITTEE CHARTER

January 15, 2004

Purpose:

The Board of Directors has established a Compensation Committee for the purpose of reviewing and recommending to the Board of Directors all forms of compensation to be provided to the executive officers and directors of WVT, including stock compensation, and a bonus to all employees.

Membership:

The Compensation Committee shall consist of a minimum of three members, the actual number to be determined and recommended to The Board of Directors each year by the Nominating Committee. Members of the Compensation Committee, in the judgment of the Board of Directors, shall be independent in accordance with NASDAQ listing standards or any other standards that law or regulation may require or that the Board of Directors shall determine to apply.

Responsibilities:

The Compensation Committee shall be responsible for the consideration of stock plans, performance goals and incentive awards, and overall coverage and composition of the compensation package for executive officers, including (but not limited to) the following:

1.	Reviewing with the President and approving the compensation policy for executive officers and directors of WVT. Only the full Board may establish the form and amount of director compensation.

2.	Reviewing with the President and approving all forms and amounts of executive officer compensation. The President’s compensation shall be established in executive session.

3.	Conducting surveys of compensation policies and levels at organizations similar to WVT, for which purpose the Compensation Committee shall have the authority to:

a.	retain and terminate one or more compensation consultants

b.	approve such consultants’ fees and other terms of engagement

c.	obtain advice from external legal, human resource and other advisers.

4.	Evaluating the performance of the President (and such other executive officers as deemed appropriate) in light of WVT’s strategic objectives.

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5.	Reviewing with management and approving recommendations with regard to aggregate salary budget for all WVT employees.

6.	Evaluating the need for, and provisions of, employment contracts/severance arrangements for the President and other executive officers.

7.	Monitoring summary data on the Company’s employee population (e.g., total personnel costs, compensation benchmark data, employee diversity, turnover levels, etc.).

Meetings and Reports:

The Compensation Committee shall meet at least one time each year, generally in conjunction with a regularly scheduled meeting of the Board of Directors, and shall hold such special meetings as the chair of the Compensation Committee or the Chairman of the Board may direct. The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. The chair of the Compensation Committee shall provide the Board of Directors with a report of the Compensation Committee’s activities and proceedings at the next regularly scheduled meeting of the Board of Directors after each meeting of the Compensation Committee.

The Compensation Committee shall prepare for inclusion in the Company’s Annual Proxy a statement regarding its activities and recommendations as may from time to time be required by law, regulation or listing provisions.

In addition the Compensation Committee will prepare a report (to be included in the Company’s proxy statement for its annual meeting of shareholders) which describes:

1.	The criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based.

2.	The relationship of such compensation to the Company’s performance.

3.	The Compensation Committee’s executive compensation policies applicable to executive officers, specifically addressing the other “named executive officers” included in the proxy statement.

4.	Such other matters as law, regulation or listing provision may require to be discussed in such report.

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APPENDIX C

DIRECTIONS TO ANNUAL MEETING SITE

Warwick Valley Telephone Company Annual Meeting
April 27, 2007 - 2:00 p.m.

DIRECTIONS

The Harness Racing Museum & Hall of Fame
240 Main Street, Goshen, NY 10924

FROM THE NORTH
NYS Thruway (Route 87S) to Route 84W to Route 17E to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past second traffic light on the right.

FROM THE NORTHWEST
Route 17E to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past the second traffic light on the right.

FROM THE WEST
Route 84E to Exit 4E (Route 17E) to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past the second traffic light on the right.

FROM THE SOUTH or NJ
Route 287 or the Garden State Parkway to NYS Thruway (Route 87N)
(then follow directions from New York City).

FROM NEW YORK CITY
NYS Thruway (Route 87N) to Exit 16 (Route 17W) to Exit 124; left at traffic light.
Next light turn right onto Route 207. Museum is 1/4 mile past next traffic light on the right.

FROM THE EAST
Route 84W to Exit 4E (Route 17E) to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past second traffic light on the right.

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ANNUAL MEETING OF SHAREHOLDERS OF
WARWICK VALLEY TELEPHONE COMPANY
April 27, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

3	ê Please detach along perforated line and mail in the envelope provided. ê

20430300330000001000 2 042707

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT NINE, “FOR” THE THE ELECTION OF ALL NOMINEES FOR DIRECTOR,
“FOR” THE PROPOSAL TO APPROVE WithumSmith+Brown, P.C. AS THE COMPANY’S INDEPENDENT ACCOUNTANTS, AND “AGAINST” THE SHAREHOLDER PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
2.	THE BOARD OF DIRECTORS HAS NOMINATED THREE PERSONS LISTED BELOW TO SERVE AS DIRECTORS UNTIL 2010 AND ONE PERSON LISTED BELOW TO SERVE AS DIRECTOR UNTIL 2008:				1.	PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT NINE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Jeffrey D. Alario	Until 2010
		¡	Wisner H. Buckbee	Until 2010	3.	PROPOSAL TO APPROVE THE SELECTION OF WithumSmith+Brown, P.C. AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Douglas J. Mello Thomas H. Gray	Until 2010 Until 2008

The Board of Directors recommends a vote AGAINST the following proposals:
☐	FOR ALL EXCEPT (See Instructions below)						FOR	AGAINST	ABSTAIN
					4.	SHAREHOLDER PROPOSAL URGING THAT THE QUARTERLY DIVIDEND TO SHAREHOLDERS BE SIGNIFICANTLY INCREASED.	☐	☐	☐

					5.	SHAREHOLDER PROPOSAL URGING THAT THE COMPANY BE AUCTIONED OFF TO THE HIGHEST BIDDER.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
THIS PROXY REVOKES ALL PRIOR PROXIES. Please check here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1                ■
WARWICK VALLEY TELEPHONE COMPANY
47 MAIN STREET, WARWICK, NY 10990
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints ZIGMUND C. NOWICKI, JR. and DORINDA MASKER, and each of them, proxies for the undersigned, with full power of substitution, to vote all of the Common Shares, par value $0.01, of WARWICK VALLEY TELEPHONE COMPANY owned by the undersigned at the Annual Meeting of Shareholders of Warwick Valley Telephone Company to be held at The Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, New York 10924 on April 27, 2007 at 2:00 p.m., local time, and at any adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: IN FAVOR OF FIXING THE NUMBER OF DIRECTORS AT NINE; FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; IN FAVOR OF THE APPROVAL OF THE SELECTION OF WithumSmith+Brown, P.C. AS THE COMPANY’S INDEPENDENT ACCOUNTANTS; AND AGAINST THE SHAREHOLDER PROPOSALS. THE UNDERSIGNED ACKNOWLEDGES RECEIPT WITH THIS PROXY OF A COPY OF THE NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT DATED APRIL 3, 2007, DESCRIBING MORE FULLY THE NOMINEES NAMED HEREIN.
(Continued and to be signed on the reverse side)

COMMENTS:

■	14475	■